AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997


                                                      REGISTRATION NO. 333-28719


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 7


                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             THE THAXTON GROUP, INC.
                (Name of registrant as specified in its charter)

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
         SOUTH CAROLINA                     6140                     57-0669498
(State or other jurisdiction of  (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)   Classification Code Number)    Identification No.)
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                              1524 PAGELAND HIGHWAY
                         LANCASTER, SOUTH CAROLINA 29721
                                 (803) 285-4336
          (Address and telephone number of principal executive offices)

                                KENNETH H. JAMES
                             THE THAXTON GROUP, INC.
                              1524 PAGELAND HIGHWAY
                         LANCASTER, SOUTH CAROLINA 29721
                                 (803) 285-4336
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                               BARNEY STEWART III
                             MOORE & VAN ALLEN, PLLC
                        100 NORTH TRYON STREET, FLOOR 47
                      CHARLOTTE, NORTH CAROLINA 28202-4003

         Approximate date of proposed sale to the public: To commence as soon as practicable after this Registration Statement becomes effective.
         If the securities being registered on this form are being offered in connection without the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                    PART II

Item 21. Exhibits

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

Exhibit No.                                  Description

      2         Stock Purchase Agreement, dated as of September 1, 1995 with Eagle
                Premium Finance Company, Inc.(1)
      3.1       Amended and Restated Articles of Incorporation of The Thaxton Group,
                Inc.(1)
      3.2       Bylaws of the Thaxton Group, Inc.(1)
      4.1       Certificate of Designation, Preferences and Rights of the Series A
                  Preferred Stock*
      4.2       Form of Certificate for Series A Preferred Stock*
      4.3       Certificate of Designation, Preferences, and Rights of the Series B
                  Preferred Stock*
      4.4       Form of Certificate for Series B Preferred Stock*
      5         Opinion of Moore & Van Allen, PLLC*
      8         Tax opinion of Moore & Van Allen, PLLC*
     10.2       Loan Agreement dated May 16, 1994 between the American Bankers Insurance
                Company of Florida and the Company(1)
     10.3       Security Agreement dated January 19, 1995 between the Company and Oakland
                Auto Sales, including Guaranty by Thaxton Insurance Group, Inc.(1)
     10.4       Form of Restricted Stock Award between the Company and Robert L Wilson(1)
     10.5       The Thaxton Group, Inc. 1995 Stock Incentive Plan(1)
     10.6       The Thaxton Group, Inc. Employee Stock Purchase Plan(1)
     10.8       Incentive Stock Option Agreement between  Kenneth H. James and the
                Company (2)
     10.11      Incentive Stock Option Agreement between James A. Cantley and the
                Company(2)
     10.12      Loan Agreement dated March 18, 1996 between the American Bankers
                Insurance Company of Florida and the Company(2)
     10.14      Aircraft Sales Agreement between Corporate Aircraft Marketing and The
                Company dated July 16, 1996(3)
     10.15      Share Exchange Agreement by and among The Thaxton Group, Inc., Thaxton
                Insurance Group, Inc., James D. Thaxton, William H. Thaxton and Calvin L.
                Thaxton, Jr.(4)
     10.16      Promissory note payable by the Company to Kramer-Wilson Insurance
                Services (5)
     10.17      Form of Share Exchange Agreement by and between the Company and Jack W.
                Robinson and affiliates*
     10.18      First Amended and Restated Loan and Security Agreement dated September 3, 1997 between Finova Capital Corporation and the Company*
     10.19      Schedule to First Amended and Restated Loan and Security Agreement*
     10.20      Fourth Amended and Restated Promissory Note*
     21         Subsidiaries of The Thaxton Group, Inc. (5)
     23.1       Consent of KPMG Peat Marwick, LLP
     23.2       Consent of Moore & Van Allen, PLLC (included in the opinion filed as
                Exhibit 5 to this Registration Statement)
     24         Power of Attorney (included on the Signature Page of this Registration
                Statement)
     99.1       Form of Depositary Agreement by and between the Company and First Union
                National Bank*
     99.2       Form of Letter of Transmittal*

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* Previously filed.

(1) Incorporated by reference to the Company's Registration Statement on Form SB-2, Commission File No. 33-97130-A.
(2) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.
(3) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.
(4) Incorporated by reference the Company's Current Report on Form 8-K dated October 31, 1996.
(5) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on November 12, 1997.


                          THE THAXTON GROUP, INC.

                          By: /S/ KENNETH H. JAMES
       Kenneth H. James, Vice President, Chief Financial Officer and Secretary

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


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
Signature                                                Title                                 Date

/S/ JAMES D. THAXTON*                     Chairman of the Board of  Directors,              November 12, 1997
---------------------------------
James D. Thaxton                          President and Chief Executive
                                          Officer

/S/ ROBERT L. WILSON*                     Executive Vice President, Chief                   November 12, 1997
---------------------------------         Operating Officer and Director
Robert L. Wilson

/S/ KENNETH H. JAMES                      Vice   President,   Chief  Financial              November 12, 1997
---------------------------------         Officer, Secretary and Director
Kenneth H. James                          (Principal Accounting Officer)


/S/ C. L. THAXTON, SR.*                   Director                                          November 12, 1997
---------------------------------
C.L. Thaxton, Sr.

/S/ JACK W. ROBINSON*                     Director                                          November 12, 1997
---------------------------------
Jack W. Robinson

/S/ PERRY L. MUNGO*                       Director                                          November 12, 1997
---------------------------------
Perry L. Mungo


----------------------------

* By:    /s/ Kenneth H. James
         Attorney-in-fact

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                                      II-4

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